UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael C. Lenz will retire from his position as Executive Vice President and Chief Financial Officer of FedEx Corporation (“FedEx” or “the Company”), effective July 31, 2023. Beginning August 1, 2023, Mr. Lenz will serve as a Senior Advisor reporting to FedEx’s President and Chief Executive Officer until his retirement as an employee of the Company on December 31, 2023. Mr. Lenz’s retirement is not the result of any disagreement with the Company with respect to any matter relating to the Company’s financial controls, financial statements, operations, policies, or practices.

On June 19, 2023, Mr. Lenz and the Company entered into a separation and release agreement (the “Agreement”). The material terms of the Agreement are summarized below:

Separation Date. Mr. Lenz will retire from his position as Executive Vice President and Chief Financial Officer effective July 31, 2023. Beginning August 1, 2023, he will serve as a Senior Advisor reporting to FedEx’s President and Chief Executive Officer until his retirement as an employee on December 31, 2023 (the “separation date”).

Non-Compete Agreement. Mr. Lenz has agreed that for two years following the separation date, he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, United Parcel Service, Inc., DHL, the U.S. Postal Service, or Amazon.com, Inc.

Payments and Benefits. Following the separation date, on or before January 31, 2024, Mr. Lenz will receive a cash payment of $1,379,480. In addition, FedEx has agreed to reimburse Mr. Lenz for the costs of preparing and filing his 2023 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Lenz submits such request for reimbursement in writing no later than May 31, 2024.

Release of Claims. The Agreement contains a general release of claims that Mr. Lenz may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties.

The Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

Mr. Lenz will continue to receive his current base salary through the separation date. He is eligible to receive prorated payouts, if any, under FedEx’s fiscal 2024 annual incentive compensation plan (the “2024 AIC Plan”) and FedEx’s FY22–FY24, FY23–FY25, and FY24–FY26 long-term incentive plans (collectively, the “Active LTI Plans”) based on his current position as Executive Vice President and Chief Financial Officer and the portion of fiscal 2024 (with respect to the 2024 AIC Plan) and the portion of the applicable three-fiscal-year period (with respect to the Active LTI Plans) during which he was employed, in accordance with the terms of those plans. The vesting and exercise rights of his stock options and restricted stock will be governed by the terms of FedEx’s 2010 and 2019 Omnibus Stock Incentive Plans (“Stock Plans”). Additional details regarding the Company’s AIC plans, LTI plans, and Stock Plans are included in FedEx’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2022.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation and Release Agreement by and between FedEx Corporation and Michael C. Lenz.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 20, 2023	By:	/s/ Mark R. Allen
		Name:	Mark R. Allen
		Title:	Executive Vice President, General Counsel and Secretary